EXHIBIT 4.2

                                                        LAST AMENDED APRIL 1996


                      ACCENT SOFTWARE INTERNATIONAL LTD.
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                      EMPLOYEE SHARE OPTION PLAN (1995)
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                             A.  NAME AND PURPOSE

            1. Name: This plan, as amended from time to time, shall be known as
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the Accent Software International Ltd. Employee Share Option Plan (1995) (the
"Plan").

            2. Purpose: The purpose and intent of the Plan is to provide
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incentives to employees of Accent Software International Ltd. (the "Company") or
of any parent corporation or subsidiary corporation of the Company (each as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) ("Affiliates") now existing or subsequently formed or acquired by providing them with opportunities to purchase shares in the Company, pursuant to the Plan that was approved by the Board of Directors of the Company.

                 B.  GENERAL TERMS AND CONDITIONS OF THE PLAN

            3. Administration:
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            3.1 The Plan will be administered by a Share Option Committee (the
"Committee"), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. All members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

            3.3 Subject to the general terms and conditions of this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine (i) the persons to whom Option Awards (as hereinafter defined) shall be granted ("Grantees"), (ii) the number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of shares covered by the Option Awards to be granted to each Grantee, the Committee shall consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.


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            3.4 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

            3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

            4. Eligible Grantees:
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            4.1 No Option Award may be granted pursuant to this Plan to any person serving as a member of the Committee at the time of the grant.

            4.2 Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any officer, key employee or other employee of the Company or an Affiliate, whether or not a director of the Company or Affiliate ("Employee"). The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its subsidiaries.

            5. Trustee: The Option Awards and/or shares in the Company which
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will be issued upon the exercise of the Option Awards may be held in trust, by a trustee (the "Trustee"). The Trustee shall hold the same pursuant to the Company's instructions from time to time. The Trustee shall not use the voting rights vested in such shares and shall not exercise such rights in any way whatsoever, except in cases when, at its discretion and after consulting with the Committee, the Trustee believes that the said rights should be exercised for the protection of the Grantees as a minority among the Company's shareholders.

            6. Reserved Shares: The Company has reserved 500,000 authorized but
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unissued Ordinary Shares (nominal value NIS 0.01 per share) of the Company for purposes of the Plan, subject to adjustment as provided in paragraph 11 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

            7. Option Awards:
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            7.1 The Committee in its discretion may award to Grantees options to purchase shares in the Company available under the Plan ("Option Awards"). The Plan is intended to be a Section 102 Employee Option Plan within the meaning of the Israel Income Tax Ordinance (New Version). The Option Awards granted under the Plan are intended to be either incentive share options ("Incentive Options") within the meaning of Section 422 of the Code, or options ("Non-Qualified Options"). The Company makes no warranty, however, as to the qualification of any Option Award as an Incentive Option. Option Awards may be granted at any time after this Plan has been approved by the Board of Directors of the Company (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan


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effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

            7.2 The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised (subject to Section 9.1), the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

            8. Option Prices:
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            8.1 The price per share covered by each Option Award shall be 100%
of the fair market value of each share as determined by the Committee on the date of grant, or such other percentage as determined by the Committee; provided, however, that in the case of an Incentive Option granted to an Employee who, at the time such Incentive Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any subsidiary corporation or parent corporation, the purchase price for each share shall be not less than one hundred ten percent (110%) of the fair market value per share at the date the Option Award is granted. In determining the share ownership of an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the Employee and believed by it to be true.

            9. Exercise of Option Award:
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            9.1 Option Awards shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Incentive Option be exercisable after the expiration of ten (10) years from the date such Option Award is granted; provided, further, that in the case of an Incentive Option granted to a
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person who, at the time such Incentive Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

            9.2 An Option Award, or any part thereof, shall be exercisable by the Grantee's signing and returning to the Company at its principal office (and to the Trustee, where applicable), a "Notice of Exercise" and a Share Incentive Agreement (the "Agreement") in such form and substance as may be prescribed by the Committee from time to time.

            9.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 10 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within ten (10) years after the date of grant (or any other period set forth in the instrument granting such Option Award pursuant to Section 7), such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such shares in an unallocated pool until instructed by the Company that some or all of such shares are again to be held in trust for one or more Grantees.


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            9.4 Except as otherwise provided under the Code, to the extent that the aggregate fair market value of shares for which Incentive Options (under all share option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an Employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Option Awards shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of shares is determined as of the time the Option Award is granted and (b) options will be taken into account in the order in which they were granted.

            9.5 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.

            10. Termination of Employment:
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            10.1 In General: Subject to the provisions of paragraph 10.2 hereof,
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if a Grantee should, for any reason, cease to be employed by the Company, all of his rights, if any, in respect of all Option Awards granted to him under the Plan which are not yet exercisable on the date of the cessation of employment shall terminate and, unless otherwise determined by the Board of Directors of the Company, all of his rights in respect of such Option Awards which are exercisable on the date of the cessation of employment, but are not exercised within 90 days after such cessation of employment, shall terminate upon the expiration of such 90 day period. In the event of resignation or discharge of a Grantee from the employ of the Company or a subsidiary thereof, his or her employment shall, for the purposes of this paragraph 10.1, be deemed to have ceased upon the delivery to the Company of notice of resignation or the delivery to the employee of notice of discharge, as the case may be, irrespective of the effective date of such resignation or discharge. In the event the employment of a Grantee is terminated by the Company for cause, such Grantee shall not be entitled to exercise the Option Awards subsequent to the time of delivery of the notice of discharge.

            10.2 Death, Disability, Retirement: Anything herein to the contrary
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notwithstanding: If a Grantee should die, or if a Grantee is unable to continue to be employed by the Company by reason of becoming incapacitated while in the employ of the Company as a result of an accident or illness or other cause which is approved by the Committee, or if a Grantee should retire, such Grantee shall, subject to approval of the Committee (which shall not be unreasonably withheld), continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

            11. Adjustments: Upon the happening of any of the following
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described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided.

            11.1 In the event the Ordinary Shares of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of the Company shall be exchanged for other securities of the Company or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Ordinary Shares of the Company which such Grantee would have been entitled to purchase except for such action, and


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appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

            11.2 In the event that the Company shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising such right shall be entitled to receive (for the purchase price payable upon such exercise), the shares as to which he or she is exercising such right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of shares and the amount of cash in lieu of fractional shares, as is equal to the shares which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

            11.3 Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan (as set forth in paragraph 6, hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 11.1 and 11.2 above.

            11.4 The Committee shall determine the specific adjustments to be made under this paragraph 11, and its determination shall be conclusive.

            12. Assignability and Sale of Shares:
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            12.1 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 10.2 hereof.

            12.2 No Option Award may be transferred other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option Award may be exercised only by him.

            13. Securities Act of 1933; Israel Securities Law, 1967: By his
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exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulations thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.



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            14. Term and Amendment of the Plan:
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            14.1 The Plan was adopted by the Board of Directors of the Company on May 15, 1995, and shall expire on May 14, 2005 (except as to Option Awards outstanding on that date). This Plan was approved on May 15, 1995 by a majority of the Company's shareholders in accordance with Regulation 240.16b-3(b) promulgated under the Exchange Act.

            14.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the Shareholders of the Company: (i) the total number of Ordinary Shares which may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 11 hereof) and (ii) the provisions of paragraph
4.1 regarding the eligibility may not be modified. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

            15. Continuance of Employment: Neither the Plan nor the Agreement
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shall impose any obligation on the Company or a subsidiary thereof (to the extent there shall be one or more), to continue any Grantee in its employ, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company or a subsidiary thereof, or restrict the right of the Company or a subsidiary thereof, to terminate such employment at any time.

            16. Governing Law: The Plan and all instruments issued thereunder or
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in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

            17. Application of Funds: The proceeds received by the Company from
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the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company or any subsidiary thereof.

            18. Tax Consequences: Any tax consequences arising from the grant or
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exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the corporation that employs the Grantee or the Grantee) hereunder, shall be borne solely by the Grantee. Furthermore, the Grantee shall agree to indemnify the corporation that employs the Grantee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.



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